Exhibit 99.1

Cell Therapeutics, Inc. Announces Change of Name to CTI BioPharma Corp.

SEATTLE, May 30, 2014—Cell Therapeutics, Inc. (CTI or the Company) (NASDAQ and MTA: CTIC), a biopharmaceutical company focused on acquiring, developing and bringing to market novel targeted therapies for blood-related cancers, today announced that it will change its corporate name to CTI BioPharma Corp. effective May 30, 2014. The Company’s common stock will continue to trade under its current ticker symbol: “CTIC.”

“The rebranding from Cell Therapeutics to CTI BioPharma comes at a defining moment in our company’s history and better reflects who we are today and our aspirations for becoming a leader in developing therapies for patients with blood-related cancers,” said James A. Bianco, M.D., President and CEO of CTI BioPharma. “From the beginning, CTI has looked at potential therapies from the patient’s perspective to address both the clinical need and the impact treatment can have on a patient’s life. This inspires everything we do and is evident in the drug candidates we are currently pursuing and those we’ll look to acquire. Currently, we have a growing commercial presence in Europe for PIXUVRI® (pixantrone) for patients with relapsed aggressive B-cell non-Hodgkin lymphoma, and a promising late-stage pipeline that includes a Phase 3 program for pacritinib, a novel JAK2/FLT3 inhibitor, for patients with myelofibrosis.”

The change of the company’s name will entail, effective May 30, 2014, a change in the CUSIP code associated with CTI shares from 150934883 to 12648L 106, together with a change in the ISIN code associated with CTI shares from US1509348835 to US12648L1061. No action is required by shareholders with respect to this change.

CTI will change its corporate website from www.celltherapeutics.com to www.ctibiopharma.com.

The Company will amend its bylaws and file an amendment to CTI’s articles of incorporation to reflect the change of the name with the Secretary of State of the State of Washington. CTI will file a Current Report on Form 8-K, including a copy of the aforesaid amendments to its articles of incorporation and bylaws, with the U.S. Securities and Exchange Commission (the “SEC”) and the offices of CTI’s Italian branch. Copies of such amendments and Current Report on Form 8-K will be available on the Company’s new website, www.ctibiopharma.com, in the “Investors” section. The Company’s wholly-owned European subsidiary, CTI Life Sciences Limited, will remain unchanged.

About CTI BioPharma

CTI BioPharma Corp. (NASDAQ and MTA: CTIC) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. The Company has a commercial presence in Europe and a late-stage development pipeline, including pacritinib, CTI’s lead product candidate that is currently being studied in a Phase 3 program for the treatment of patients with myelofibrosis. CTI BioPharma is headquartered in Seattle, Washington, with offices in London and Milan under the name CTI Life Sciences Limited. For additional information and to sign up for email alerts and get RSS feeds, please visit WWW.CTIBIOPHARMA.COM.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding CTI’s expectations with respect to the development of CTI and its product and product candidate portfolio, the growth of CTI’s commercial presence in Europe for PIXUVRI and the proposed change in CTI’s corporate name. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular, as well as other risks listed or described from time to time in CTI’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

Source: Cell Therapeutics, Inc.

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Contacts:

Monique Greer

+1 206-272-4343

mgreer@ctiseattle.com

Ed Bell

+1 206-282-7100

ebell@ctiseattle.com

In Europe:

CTI Life Sciences Limited, Milan Branch

Laura Villa

+39 02 94751572

lvilla@cti-lifesciences.com

CTI_EUInvestors@CTI-Lifesciences.com